                                                                  EXHIBIT 10(22)

                             EMPLOYMENT AGREEMENT
                             --------------------

          AGREEMENT made as of January 6, 1998, by and between Tower Air, Inc., a Delaware corporation (the "Company") and Terry V. Hallcom (the "Executive").

         WHEREAS, the Company desires to employ the Executive as its President and Executive Vice President - Operations; and

          WHEREAS, the Executive is willing to accept such employment in accordance with the terms set forth herein; and

          WHEREAS, the parties desire to enter into this Agreement setting forth the terms and conditions of the employment relationship of the Executive with the Company.

          NOW, THEREFORE, the parties agree as follows:

          1.   Employment.  The Company hereby employs the Executive, and the
               ----------
Executive hereby accepts employment with the Company, upon the terms and subject to the conditions set forth herein.

          2.   Term.  This Agreement is for the three-year period (the "Term")
               ----
commencing on January 12, 1998 (the "Effective Date") and terminating on the third anniversary of such date, or upon the Executive's earlier death, disability or other termination of employment pursuant to Section 13; provided, however, that on the third anniversary of the date hereof the Term shall automatically be extended for two additional years on the terms set forth herein subject to such increase in compensation as the Board of Directors of the Company (the "Board") may reasonably determine unless, not later than sixty (60) days prior to such anniversary, either the Company or the Executive shall notify the other party that such extension shall not take effect.



          3.   Position.  During the Term, the Executive shall serve as the
               --------
President and Executive Vice President - Operations of the Company. At the first annual meeting of shareholders after commencement of the Term, the Executive

Shall also be elected as a member of the Company's Board of Directors (the "Board").

          4.   Duties and Reporting Relationship. During the Term, the Executive
               ---------------------------------
shall use his skills and render services to the best of his abilities in supervising and conducting the operations of the Company subject at all times to the direction and control of the Chairman and Chief Executive Office of the Company. As part of the his duties as President and Executive Vice President - Operations, the Executive shall be responsible for, and have general supervisory control over, the day-to-day operations of the Company and shall report to, and be subject to direct supervision by, the Chairman and Chief Executive Officer of the Company. The Executive shall be generally responsible for overseeing all facets of the Company's operation. Without limitation on the generality of the forego ing, the Executive shall have the authority normally accorded to a chief operating officer and to the vice president - operations of the Company. During the Term, the Executive's position, including, without limitation, his status, offices, titles, reporting relationships, authority, duties and responsibilities shall be at least com mensurate with those held at the commencement of the Term.

          During the Term it shall not be a violation of this Agreement for the Executive to (A) serve on corporate, civic or charitable boards or committees,
(B) deliver lectures, fulfill speaking engagements or teach at educational institu tions or (C) manage personal investments in the airline industry or otherwise, so long as no such investment exceeds five per cent (5%) of any class of outstanding securities of a company in the airline industry and provided that such activities do not interfere with the performance of the Executive's responsibilities as an em ployee of the Company in accordance with this Agreement. It is further under stood and agreed that before the Executive may engage in such activities, they shall have been agreed to and approved by the Chairman and Chief Executive Officer of the Company. It is also expressly understood and agreed that to the extent that such activities have been conducted by the Executive prior to the Effective Date hereof the continued conduct of such activities (or the conduct of activities similar in nature and scope thereto) subsequent to the Effective Date shall not thereafter be deemed to therefore with the performance of the Executive's responsibilities to the Company. In connection with the foregoing, the Executive hereby represents that the only board on which he presently serves is the Board of Directors of the Special Olympics and that he does not presently hold investments in a company in the airline industry in excess of the limitation set forth above.

          5.   Place of Performance.  The Executive shall perform his duties at
               --------------------
the principal executive offices of the Company in Jamaica, New York, except for required travel on the Company's business.

          6.   Salary and Annual Bonus.  (a)  Base Salary.  The Executive's base
               -----------------------        -----------
salary hereunder shall be $350,000 a year during the first six months of the Term which shall automatically increase on the commencement of the seventh month to $425,000 a year, payable in accordance with the Company's customary payroll practices, but in no event less frequently than semi-monthly. The Board shall review such Base Salary at least annually and make such increase, if any, from time to time as it may deem advisable. The Executive's base salary shall not at any time (after the first six months of the Term) be less than $425,000 a year.

              (b) Annual Bonus.  In addition to his Base Salary, the Executive
                  ------------
shall be awarded, for each year, or partial year, during the Term commencing with the year ending December 31, 1998, an annual bonus as shall be determined by the Board or its Compensation and Benefits Committee provided that, if he achieves goals and targets to be mutually agreed by the Executive and the Chairman and Chief Executive Officer of the Company, the minimum bonus to which the Executive shall be entitled will equal 50% of his annual Base Salary, such minimum to be increased to such level as the Board or its Compensation and Benefits Committee deems appropriate if the performance targets set forth on Exhibit A hereto are met or exceeded by the Company. The annual bonus under this Section 6(b) shall hereinafter be referred to as the "Annual Bonus."

          7.   Vacation, Holidays and Sick Leave. During the Term, the Executive
               ---------------------------------
shall be entitled to paid vacation, paid holidays and sick leave in accordance with the Company's standard policies for its senior executive officers, which policies shall provide the Executive with benefits no less favorable than those provided to any other senior executive officers of the Company.

          8.   Relocation Payments.  In order to assist the Executive in
               -------------------
relocating to New York, the Company will (i) reimburse the Executive in an amount not to exceed $3,000 per month for reasonable living expenses of the Executive in New York for a period of up to six months following commence ment of the Term, including rental expenses of a suitable apartment in New York City or in another area in reasonable proximity to the Company's headquarters selected by the Executive and (ii) pay the Executive an additional $150,000 to assist the Executive in purchasing or otherwise acquiring permanent housing in New York.

          9.  Business Expenses.  The Executive will be reimbursed for all
              -----------------
ordinary and necessary business expenses incurred by him in connection with his employment upon timely submission by the Executive of receipts and other documentation as required by the Internal Revenue Code and in conformance with the Company's normal procedures.

          10.  Pension and Welfare Benefits; Perquisites.  During the Term, the
               -----------------------------------------
Executive shall be eligible to participate fully in all health benefits, insurance programs, bonus and stock option plans, pension and retirement plans and other employee benefit and compensation arrangements (collectively, the "Employee Benefits") available to officers of the Company generally, which Employee Benefits shall provide the Executive with benefits no less favorable than those provided to any other senior executive officer of the Company other than the Chairman and Chief Executive Officer with any otherwise applicable waiting period being waived. Notwithstanding anything to the contrary in the foregoing sentence, nothing herein shall be deemed to make the Executive eligible to participate in more than one bonus or stock option plan or program at any one time. In addition, during the Term, the Executive and his family shall be entitled to fringe benefits, including but not limited to pass privileges for non-revenue transportation, in accordance with the most favorable plans, practices, programs and policies of the Company applicable at any time on or after the Effective Date to any other senior executive of the Company.

          11.  Stock Options.  Contemporaneously with execution of this
               -------------
Agreement, the Company and the Executive shall enter into a stock option agreement (the "Option Agreement"), subject to shareholder approval, which shall provide for the grant to the Executive of an option to purchase up to 800,000 shares of common stock of the Company at the current market price per share which shall be deemed to be the lowest reported closing sales price of the Company's common stock (the "Purchase Price") for the period from December 29, 1997 through January 12, 1998. The Option Agreement shall provide that the Options shall vest as follows: (i) 200,000 shares immediately upon execution of the Option Agreement, (ii) an additional 200,000 shares at such time as the last reported closing sales price of such shares (the "Closing Price") shall be at least $6.50 per share for any consecutive three-day period, (iii) an additional 200,000 shares at such time as the Closing Price shall be at least $8 per share for any consecutive three-day period and (iv) the final 200,000 shares at such time as the Closing Price shall be at least $10 per share for any consecutive three-day period provided, however, that in any event all such options shall vest no later than the last day of the Term. Notwithstanding the foregoing, (x) the Option Agreement shall provide that in the event that the Company shall terminate the Executive for any reason other than Cause, or the death or disability of the Executive, or the Executive shall terminate this Agreement for Good Reason as defined in
Section 12(d)), all such options shall immediately be deemed vested and (y) in the event the Executive shall voluntarily resign other than for Good Reason, any options not vested as of the effective date of such resignation shall be deemed canceled effec tive upon such resignation.

          12.  Termination of Employment.  (a) General.  The Executive's
               -------------------------       -------
employment hereunder may be terminated by the Company without any breach of this Agreement only under the circumstances set forth in Sections 12(b) and (c) hereof.


               (b)  Death or Disability.  (i)  The Executive's employment
                    -------------------
     hereunder shall automatically terminate upon the death of the Executive.

               (ii) If, as a result of the Executive's incapacity due to physical or mental illness, the Executive shall have been absent from his duties with the Company for any six (6) consecutive months or for 120 days within a twelve month period, the Board may terminate the Executive's employment hereunder for "Disability."

               (c)  Cause.  The Company may terminate the Executive's employment
                    -----
hereunder for Cause. For purposes of this Agreement, "Cause" shall mean (i) an act or acts of personal dishonesty which shall be deemed by the Board to constitute material dishonesty, (ii) repeated and material violations by the Executive of the Executive's obligations hereunder which are not remedied in a reasonable period of time after receipt of written notice from the Company,
(iii) the conviction of the Executive of a crime involving moral turpitude or
(iv) such other acts as the Board may reasonably deem to constitute material misfeasance or malfeasance. Notwithstanding the foregoing, the Executive's employment here under shall not be deemed to have been terminated for Cause unless and until there shall have been delivered to the Executive a copy of a resolution duly adopted by the affirmative vote of the Board at a meeting of the Board (after writ ten notice to the Executive and a reasonable opportunity for the Executive, together with the Executive's counsel, to be heard before the Board), finding that in the good faith opinion of the Board the Executive should be terminated for Cause.

               (d)  Termination by the Executive. The Executive shall be
                    ----------------------------
entitled to terminate his employment hereunder for Good Reason. For purposes of this Agreement, "Good Reason" shall mean, without the Executive's express written consent and unless remedied within a reasonable time after receipt of written notice from the Executive, (i) the assignment to the Executive of any duties inconsistent with, or the diminution of, the Executive's positions, titles, offices, authority, duties, responsibilities or status with the Company,
(ii) a reduction by the Company in the Executive's annual Base Salary provided for herein or as the same may be increased from time to time; (iii) the relocation of the Company's principal executive offices to a location more than 25 miles from the location of such offices on the date hereof or the Company's requiring the Executive to be based anywhere other than the Company's principal executive offices except for required travel on the Company's business; (iv) the failure by the Company to pay to the Executive any portion of the Executive's current compensation or to pay to the Executive any portion of an installment of deferred compensation under any deferred compensation program of the Company, within fourteen (14) days of the date such compensation is due; (v) the failure by the Company to continue in effect any benefit or compensation plan to which the Executive is entitled, or plans providing the Executive with substantially similar benefits, the taking of any action by the Company which would adversely affect Executive's participation in or materially reduce the Executive's benefits under any such benefit or compensation plan or deprive the Executive of any material fringe benefit enjoyed by the Executive hereunder, or the failure by the Company to provide the Executive with the number of paid vacation days to which the Executive is then entitled on the basis of years of service with the Company in accordance with the Company's normal vacation policies and practices in effect on the date hereof or in effect from time to time hereafter; (vi) any purported termination of the Executive's employment which is not effected pursuant to a Notice of Termination satisfying the requirements of Section 12(f), which such purported termination shall not be effective for purposes of this Agreement; (vii) the failure of the Company to obtain the explicit assumption in writing of its obligation to perform this Agreement by any successor as contemplated in Section 15 hereof; (viii) any other material violation by the Company of this Agreement or the Option Agreement (as hereinafter defined) shall occur. In addition, if the Executive elects to terminate his employment within thirty (30) days of a Change in Control, as such term is defined below, such termination shall be deemed to be for Good Reason.

               (e)  Voluntary Resignation. Should the Executive wish to resign
                    ---------------------
from his position with the Company or terminate his employment for other than Good Reason during the Term, the Executive shall give sixty (60) days written notice to the Company, specifying the date as of which his resignation is to become effective.

               (f)  Notice of Termination.  Any purported termination of the
                    ---------------------
Executive's employment by the Company or by the Executive shall be commu nicated by written Notice of Termination to the other party hereto in accordance with
Section 22. "Notice of Termination" shall mean a notice that shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for Termination of the Executive's employment under the provision so indicated.

               (g)  Date of Termination. "Date of Termination" shall mean (i) if
                    -------------------
the Executive's employment is terminated because of death, the date of the Executive's death, (ii) if the Executive's employment is terminated for Disability, the date Notice of Termination is given, (iii) if the Executive's employment is terminated pursuant to subsections (c), (d) or (e) hereof, the date specified in the Notice of Termination.

          13.  Compensation During Disability, Death or Upon Termination.  (a)
               ---------------------------------------------------------
During any period that the Executive fails to perform his duties hereunder as a result of incapacity due to physical or mental illness ("disability period"), the Executive shall continue to receive his Base Salary at the rate then in effect for such period until his employment is terminated pursuant to Section 12(b)(ii) hereof, provided that payments so made to the Executive during the disability period shall be reduced by the sum of the amounts, if any, payable to the Execu tive with respect to such period under disability benefit plans of the Company or under the Social Security disability insurance program, and which amounts were not previously applied to reduce any such payment.

               (b) If the Executive's employment is terminated by his death or Disability, the Company shall pay all amounts due to the Executive under Sections 6, 7 and 8, prorated through the Date of Termination, plus all other amounts to which he is entitled under any compensation or benefit plan or program of the Company and the Company shall have no further obligation to the Executive under this Agreement.

               (c) If the Executive's employment shall be terminated by the Company for Cause or by the Executive for other than Good Reason, the Company shall pay the Executive his Base Salary and minimum Annual Bonus, if any, prorated through the Date of Termination, at the rate in effect at the time Notice of Termination is given plus all other amounts to which he is entitled under any compensation or benefit plan or program of the Company, and the Company shall have no further obligations to the Executive under this Agreement.

               (d) If, at any time, including prior or subsequent to a "Change in Control" (as defined in subsection 12(f) (below), (A) the Company shall terminate the Executive's employment for any reason other than for Cause or on account of the death or disability of the Executive or (B) the Executive shall terminate his employment for Good Reason, then

               (i) the Company shall pay the Executive his Base Salary and an Annual Bonus equal to the highest annual bonus previously award ed to the Executive pursuant to Section 6(b) hereof, prorated through the Date of Termination, at the rate in effect at the time Notice of Termination is given and all other unpaid amounts, if any, to which the Executive is entitled as of the Date of Termination under any compensation or benefit plan or program of the Company, at the time such payments are due; and

               (ii) in lieu of any further salary payments to the Executive for periods subsequent to the Date of Termination, the Company shall pay as liquidated damages to the Executive an amount equal to two times the sum of
     (A) the Executive's annual Base Salary in effect as of the Date of Termination and (B) an additional amount equal to twenty five per cent (25%) of said Base Salary in lieu of any bonus to which the Executive might otherwise claim an entitlement; and

               (iii) for a period of five years after the Date of Termina tion, the Executive may retain the same travel privileges for himself and his family as he was entitled to during the Term.

               (e)  All amounts required to be paid to the Executive under this
Section 13, would be paid to the Executive (or his estate) in a lump sum within fifteen (15) days of the Date of Termination.

               (f) For purposes of this Agreement, a "Change in Control" shall be deemed to have occurred if (i) Morris Nachtomi ceases to be the Chief Executive Officer of the Company and a person other than the Executive is named to such position, or (ii) any "Person" (as such term is used in Section 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), other than (A) the Company or any of its subsidiaries, (B) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its subsidiaries , (C) an underwriter temporarily holding securities pursuant to an offering of such securities, or (D) a corporation owned, directly or indi rectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company, is or becomes the "Beneficial Owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Persons any securities acquired directly from the Company or its affiliates) representing a sufficient percentage of the combined voting power of the Company's then outstanding securities that the holdings of the Nachtomi Family Partnership, or its successors or assigns affiliated with or controlled by members of the Nachtomi family, constitutes less than fifty per cent (50%) of the then out standing voting securities of the Company; or (iii) the shareholders of the Compa ny approve a merger or consolidation of the Company with any other corporation, other than (x) a merger or consolidation which would result in the voting securi ties of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company, more than fifty per cent (50%) of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or (y) a merger or consolidation effected to implement a recapi talization of the Company (or similar transaction) in which no Person acquires more than 50% of the combined voting power of the Company's then outstanding securities; or (iv) the shareholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.

               (g) The Executive shall not be required to mitigate the amount of any payment provided for in this Agreement by seeking other employment or otherwise, and the amount of any payment or benefit provided for in this Agree ment shall not be reduced by any compensation earned by the Executive as the result of employment by another employer or by retirement benefits or otherwise.

          14.  Representation.
               ---------------

          (a) The Company represents and warrants that this Agreement has been authorized by all necessary corporate action of the Company and is a valid and binding agreement of the Company enforceable against it in accordance with its terms.

          (b) The Executive represents and warrants that he is not a party to any agreement or instrument which would prevent him from entering into or performing his duties in any way under this Agreement.

          15.  Successors: Binding Agreement.
               ------------------------------

          (a) The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation, sale of assets or otherwise) to all or substantially all of the business and/or assets of the Company to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place.


          (b) This Agreement is a personal contract and the rights and interest of the Executive hereunder may not be sold, transferred, assigned, pledged, encumbered, or hypothecated by him, except as otherwise expressly permitted by the provision of this Agreement. This Agreement shall inure to the benefits of and be enforceable by the Executive and his personal or legal repre sentatives, executors, administrators, successors, heirs, distributees, devises and legatees. If the Executive should die while any amount would still be payable to him hereunder had the Executive continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the term of this Agreement to his devisee, legatee or other designee or, if there is no such designee to his estate.

          16.  Confidentiality and Non-Competition Covenants.
               ----------------------------------------------

          (a) The Executive covenants and agrees that he will not at any time during and after the end of the Term, directly or indirectly, use for his own account, or disclose to any person, firm or corporation, other than authorized officers, directors, agents and employees of the Company or its subsidiaries,

Confidential Information (as hereinafter defined) of the Company. As used herein, "Confidential Information" of the Company means information of any kind, nature or description which is disclosed to or otherwise known to the Executive as a direct or indirect consequence of his association with the Compa ny, which information is not generally known to the public or in the businesses in which the Company is engaged.

          (b) The Executive further covenants and agrees that in the event, after the expiration of the first six (6) months of the Term, he shall (i) voluntarily resign (for Good Reason or otherwise), (ii) be terminated for Cause or Disability or (iii) be terminated not for Cause but upon a good faith determination by the Board that the Executive's performance has been materially deficient, then the Executive shall not engage in competition with the Company for a period of one (1) year thereafter. For purposes of this Agreement, "engaging in competition" shall mean becoming employed or retained by or consulting with any airline or air carrier whose primary business is operating long haul transcontinental or interna tional flights utilizing Boeing 747 or similar large aircraft for the carriage of passengers, cargo or both on routes now or hereafter served by the Company on a scheduled or non-scheduled basis, charter or otherwise (including charters for the military or the carriage of Hadj pilgrims.)

          17.  Entire Agreement.  This Agreement contains all the under
               -----------------
standings between the parties hereto pertaining to the matters referred to herein, and supersedes all undertakings and agreements, whether oral or in writing, previously entered into by them with respect thereto. The Executive represents that, in executing this Agreement, he does not rely and has not relied upon any representation or statement not set forth herein made by the Company with regard to the subject matter, bases or effect of this Agreement or otherwise.

          18.  Amendment or Modification Waiver.  No provision of this Agreement
               ---------------------------------
may be amended or waived unless such amendment or waiver is agreed to in writing, signed by the Executive and by a duly authorized officer of the Company. No waiver by any party hereto of any breach by another party hereto of any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of a similar or dissimilar condition or provision at the same time, any prior time or any subsequent time.

          19.  Arbitration.  Any dispute or controversy arising under or in
               -----------
connection with this Agreement shall be settled exclusively by arbitration in New York, New York in accordance with the rules of the American Arbitration

Association then in effect. The Company shall pay all costs arising out of or relating to such proceeding. Judgment may be entered on the arbitrator's award in any court having jurisdiction.

          20.  Indemnification: Legal Fees.  The Company shall indemnify the
               ---------------------------
Executive and hold him harmless from any cost, expense or liability arising out of or relating to any acts or decisions made by him, or in the course of performing services hereunder, within the scope of his employment hereunder, provided such acts or decisions are taken or made in good faith. The Company shall bear, or reimburse the Executive for, all legal fees incurred by him in connection with entering into this Agreement, and shall pay all legal fees and other fees and expenses which the Executive may incur with respect to claims arising under or in connection with this Agreement regardless of the outcome thereof.

          21.  No Set Off.  The Company's obligations to make the payments
               ----------
provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any set-off, counterclaim, recoupment, defense or other claim, right or action which the Company may have against the Executive or others. The Company agrees to pay, to the full extent permitted by law, all legal fees and expense incurred by the Executive, which the Executive may reasonably incur as a result of any contest (regardless of the outcome thereof) by the Compa ny or others of the validity or enforceability of, or liability under, any provision of this Agreement or any guarantee of performance thereof (including as a result of any contest by the Executive about the amount of any payment pursuant to Section 14(h)-(k) of this Agreement), plus in each case interest at the applicable federal rate provided for in Section 7872(f)(2) of the Internal Revenue Code of 1986, as amended.

          22.  Notices.  Any notice to be given hereunder shall be in writing
               -------
and shall be deemed given when delivered personally, sent by courier or telecopy or registered or certified mail, postage prepaid, return receipt requested, addressed to the party concerned at the address indicated below or to each other addressed as such party may subsequently give notice of hereunder in writing:

          To Executive at:

          Terry V. Hallcom
          73 Exeter Road
          Hampton, NH 03842

          Telecopy: (603) 926-0051

          To the Company at:

          Tower Air, Inc.
          Hangar No. 17
          John F. Kennedy International Airport
          Jamaica, New York 11430
          Telecopy:  (718) 553-4387
          Attention:  Chief Executive Officer

     Any notice delivered personally or by courier under this Section 23 shall be deemed given on the date delivered and any notice sent by telecopy or regis tered or certified mail, postage prepaid, return receipt requested, shall be deemed given on the data telescoped or mailed.

          23.  Severability.  If any provision of this Agreement or the
               ------------
application of any such provision to any party or circumstances shall be deter mined by any court or competent jurisdiction to be invalid and unenforceable to any extent, the remainder of this Agreement or the application of such provision to such person or circumstances other than those to which it is so determined to be invalid and unenforceable, shall not be affected thereby, and each other provision hereof shall continue to be valid and shall be enforceable to the fullest extent permitted by law.

          24.  Survivorship.  The respective rights and obligations of the
               ------------
parties hereunder shall survive any termination of this Agreement to the extent necessary to the intended preservation of such rights and obligations.

          25.  Governing Law.  This agreement will be governed by and construed
               -------------
in accordance with the laws of the State of New York, without regard to its conflicts of laws principles.

          26.  Headings.  All descriptive headings of sections and paragraphs in
               --------
this Agreement are intended solely for convenience, and no provision of this Agreement is to be construed by reference to the heading of any section or paragraph.

          27.  Withholding.  All payments to the Executive under this Agreement
               -----------
shall be reduced by all applicable withholding required by federal, state or local law.

          28.  Counterparts.  This Agreement may be executed in counter parts,
               ------------
each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          IN WITNESS WHEREOF, the parties hereto may be executed this Agreement as of the date first above written.

                                                  TOWER AIR, INC.


                                             By: /s/ Morris K. Nachtomi
                                             --------------------------
                                             Name:  Morris K.Nachtomi
                                             Title: Chairman and Chief
                                                           Executive Officer


                                             /s/ Terry V. Hallcom
                                             --------------------------
                                             Terry V. Hallcom

                                   EXHIBIT A
                                   ---------

                              PERFORMANCE TARGETS

                                   [TO COME]

                [To be prepared on Tower Air, Inc. Letterhead]

                                                   PERSONAL & CONFIDENTIAL
                                                   -----------------------
                                                   January 6, 1998

Mr. Terry V. Hallcom
73 Exeter Street
Hampton, NH 03842

Dear Mr. Hallcom:

          We have discussed the possibility of Tower Air, Inc. (the "Company") considering acquiring an interest in, or forming a code sharing or other alliance with, one of the domestic regional airlines that you have been in negotia tions with, such as Kiwi, Vanguard, Mesa, Eastwind or Nations Air, and/or pursuing an arrangement with the Government of the Dominican Republic concerning the re-establishment of a new Dominican national flag carrier. In the event the Company decides not to proceed with an arrangement with one of the domestic carriers or to pursue the Dominican Republic opportunity, the Company agrees that, subject to the provisions of your Employment Agreement, you may make an investment in, and/or become a director of, one or more of these entities.

                                                Very truly yours,

                                                TOWER AIR, INC.



                                             By ______________________

                                                Morris K. Nachtomi
                                                Chairman and Chief
                                                    Executive Officer




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